Exhibit 10.6

OPTION AGREEMENT

This option agreement (“Agreement”) is made by and between Icahn School of Medicine at Mount Sinai, a New York not-for-profit education corporation with a principal place of business at One Gustave L. Levy Place, New York, NY 10029 (“Mount Sinai”), and Monogram Orthopedics Inc., a Delaware corporation, with a principal place of business at New Lab, Studio 105, 19 Morris Avenue, Brooklyn, NY 11205 (referred to herein as “Company”). This Agreement is effective as of March 18, 2019 (the “Effective Date”).

WHEREAS, Company and Mount Sinai are parties to that Exclusive License Agreement effective October 3, 2017 (the “MS-Monogram Exclusive License Agreement”);

WHEREAS, Mount Sinai has determined that exploitation of the Intellectual Property Rights is in the best interests of Mount Sinai and consistent with the institution’s educational and research missions and goals;

WHEREAS, Company desires a period of time in which to evaluate the Intellectual Property Rights to determine if it wishes to license such Intellectual Property Rights under the terms of the MS-Monogram Exclusive License Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS

For the purposes of this Agreement, and solely for that purpose, the terms hereinafter set forth shall be defined as follows:

1.1.

“Patent Rights” means all of Mount Sinai’s rights in the patent applications and patents (as well as all PCTs, divisionals, continuations-in-whole, continuations in part to the extent the claims are entitled to priority parent patent application filing date) that issue or have issued from the five (5) Mount Sinai Tech IDs listed in Exhibit A, attached hereto and incorporated by reference herein.

1.2.

“Software Rights” means all of Mount Sinai’s rights in software, software code, and software documentation as described in the five (5) Mount Sinai Tech IDs listed in Exhibit A, and all copyright protection therein.

1.3.	“Intellectual Property Rights” means Patent Rights and Software Rights, collectively.

2.	OPTION

2.1.

Subject to the terms and conditions of this Agreement, Mount Sinai hereby grants to Company and Company hereby accepts from Mount Sinai an exclusive option (the “Option”) to license the Intellectual Property Rights under the terms and conditions set forth in the MS-Monogram Exclusive License Agreement.

2.2.

The right to exercise such Option with respect to any Patent Right will begin on the filing date of any such applicable patent and shall expire upon the earlier of (a) three (3) months thereafter or (b) one (1) year following the Effective Date (the “Option Period”), unless terminated earlier in accordance with Article 4. Mount Sinai shall promptly notify Company in writing of any such filing on any Patent Right. Corresponding Software Rights will be subject to the same Option Period.

2.3.

Company may exercise any individual Option at any time during its corresponding Option Period by simultaneously delivering to Mount Sinai the following: (a) written notice that it has elected to exercise the Option, and (b) non-refundable payment in the amount of one thousand U.S. dollars ($1,000.00 USD) (“Exercise Fee”), by wire transfer of immediately available funds to Mount Sinai to the following Mount Sinai account: JPMorgan Chase Manhattan Bank, Account # 20000011067331 (“Mount Sinai Account”). Upon exercise of the Option by Company in accordance with the above, the parties agree that such Intellectual Property Right(s) shall automatically and without further action: (i) be included in the “Licensed Patents” (as defined in Section 1.33 of the MS-Monogram Exclusive License Agreement) or “Software” (as defined in Section 1.48 of the MS-Monogram Exclusive License Agreement) (as applicable); (ii) be incorporated into the license grants to Company under the MS-Monogram Exclusive License Agreement; (iii) be subject to the terms and conditions of the MS-Monogram Exclusive License Agreement and no longer be subject to the terms and conditions of this Agreement; and (iv) be subject to the retained rights of Mount Sinai set forth in the MS-Monogram Exclusive License Agreement. In addition, the parties shall, within ten (10) days of Company’s exercise of such Option, execute an amendment to the MS-Monogram Exclusive License Agreement to update Exhibit A of the MS-Monogram Exclusive License Agreement to include such Licensed Patents, or Exhibit B of the Monogram Exclusive License Agreement to include such Software, as applicable.

2.4.

Mount Sinai shall not, during the Option Period grant to any third party any option rights inconsistent with the rights granted hereunder, or take any other action inconsistent with the rights granted to Company under this Agreement.

2.5.

It is hereby agreed and declared by the parties that if, by the end of the Option Period, Company has not exercised its option in accordance with the above, then Company shall have no further rights with respect to the Intellectual Property Rights and Mount Sinai shall be free to offer such rights to any other party or otherwise dispose of such rights in its sole discretion.

3.	OPTION FEE

3.1.

In consideration of the Option and other rights granted here, Company shall pay to Mount Sinai on the Effective Date a non-refundable option fee in the amount of one thousand US Dollars ($1,000.00) (“Option Fee”) to Mount Sinai within ten (10) days of the Effective Date by wire transfer of immediately available funds to the Mount Sinai Account.

4.	PATENT COSTS

4.1.

Patent filing, prosecution and costs shall be governed by the Client Billing Agreement among Company, Mount Sinai and Heslin Rothenberg Farley Mesiti dated November 9th, 2018, with Company being responsible for such costs. For clarity, Mount Sinai shall file, prosecute and maintain the Intellectual Property Rights during the Option Period. Mount Sinai shall give Company a reasonable opportunity (of at least thirty (30) days to the extent reasonably practical) to advise, comment, and propose modifications to said patent prosecution and maintenance and said advice, comments, and proposals shall be considered in good faith by Mount Sinai, but Mount Sinai shall make the final determination with respect to the wording of documents included in prosecution and maintenance and the manner in which said prosecution and maintenance shall be made.

5.	EXPIRATION/ TERMINATION

5.1.	This Agreement shall commence on the Effective Date and expires one (1) year thereafter (“Term”).

5.2.

If Company fails to perform any of its obligations hereunder, Mount Sinai may terminate this Agreement if Company does not correct its non-performance within thirty (30) days of written notice of such non-performance from Mount Sinai. Mount Sinai shall have no further obligation to Company with respect to the Intellectual Property Rights upon termination of the Agreement and shall be free to offer the Intellectual Property Rights to any other party or otherwise dispose of such rights in its sole discretion.

5.3.

If during the Option Period or any extension thereof, Company shall become bankrupt or insolvent and/or if the business of Company shall be placed in the hands of a Receiver, Assignee, or Trustee, whether by the voluntary act of Company or otherwise, this Agreement shall be immediately terminated by Mount Sinai, provided, however, that such termination shall not terminate any obligations which may have accrued prior thereto.

6.	INDEMNIFICATION AND NEGATION OF WARRANTIES

6.1.

MOUNT SINAI, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES, MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE RIGHTS GRANTED HEREIN, INCLUDING BUT NOT LIMITED TO: WARRANTIES OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ANY OF THE PATENT RIGHTS OR CLAIMS THEREOF WHETHER ISSUED OR PENDING. NOTHING CONTAINED HEREIN SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY BY MOUNT SINAI THAT THE PATENT RIGHTS DO NOT INFRINGE THE RIGHTS OF ANY THIRD PARTY. IN NO EVENT SHALL MOUNT SINAI, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, OR AFFILIATES BE LIABLE, FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY OR LOST PROFITS, RESULTING FROM THE RIGHTS GRANTED HEREUNDER, REGARDLESS OF WHETHER MOUNT SINAI IS ADVISED OR HAS OTHER REASON TO KNOW OR KNOWS OF THE POSSIBILITY OF ANY OF THE FOREGOING. FURTHER, MOUNT SINAI MAKES NO EXPRESS OR IMPLIED WARRANTIES THAT THE SOFTWARE AND/OR COPYRIGHT WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS.

7.	MISCELLANEOUS

7.1.

Assignment. Company may not assign, delegate or otherwise transfer at any time to any third party, in whole or in part, this Agreement or any rights or obligations hereunder without first obtaining the written consent of Mount Sinai to such assignment, delegation or transfer, which Mount Sinai may grant or deny in its sole discretion. Any assignment purported or attempted to be made in violation of the terms of this Section 6.1 shall be null and void and of no legal effect.

7.2.

Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

7.3.

Severability. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of this Agreement shall not be affected.

7.4.

Counterparts. Execution signatures to this Agreement may be exchanged in counterparts and as electronic e-mail attachments and all signatures so exchanged shall be considered as original for all purposes and as one and a part of the same Agreement.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement.

ICAHN SCHOOL OF MEDICINE AT MOUNT SINAI		MONOGRAM ORTHOPEDICS INC.

	/s/ Erik Lium		/s/ BENJAMIN SEXSON

By:	Erik Lium	By:	BENJAMIN SEXSON

Title:	Executive Vice President	Title:	CEO

Date:	03/26/2019 | 12:09 PM EDT	Date:	03/26/2019

Exhibit A

Mount Sinai Tech IDs

Mount Sinai TechID	Title	Inventors listed on Invention Disclosure
181103	A System For User Interaction With Robotically Mounted Cutting Tool During Orthopaedic Surgical Procedures	Douglas Unis (ISMMS) Brian Jin (Monogram) Matt DiCicco (Monogram)
181104	Monogram Patient Specific Knee Designs	Douglas Unis (ISMMS)
181105	A Robot Mounted Camera Registration and Tracking System for Orthopaedic Surgery	Douglas Unis (ISMMS) Matt DiCicco (Monogram)
181106	Dynamic Boundaries Provisional	Douglas Unis (ISMMS)
190105	Monogram Insertability Analysis	Sulaiman Somani (ISMMS)